UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 19, 2005
Date of Report (date of earliest event reported)

NOVELIS INC.

(Exact name of Registrant as specified in its charter)

Canada	001-32312

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3399 Peachtree Road NE
Suite 1500
Atlanta, Georgia 30326

(Address of principal executive offices)

(404) 814-4210

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 7.01.     Regulation FD Disclosure

     In connection with Alcan Inc.’s (“Alcan”) spin-off of Novelis Inc. (“Novelis”), Novelis filed its final non-offering prospectus dated January 18, 2005 (the “Prospectus”) with provincial and territorial securities regulatory authorities in Canada to enable Novelis to become a reporting issuer under applicable securities legislation in those provinces and territories. The Prospectus is being mailed to Alcan shareholders of record on the distribution record date concurrently with the distribution of certificates for Novelis common shares.

     Novelis has prepared a version of the Prospectus for distribution to Alcan shareholders located in the United States (the “U.S. Information Statement”). The U.S. Information Statement is identical to the Prospectus except for the omission of certain information that is solely required for Canadian regulatory purposes. A copy of the U.S. Information Statement is attached as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits

     (c)   Exhibits

Exhibit No.	Description
99.1	U.S. Information Statement of Novelis Inc. (“Novelis”) dated January 18, 2005 relating to the distribution by Alcan Inc. of the common shares of Novelis pursuant to its spin-off of Novelis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: January 19, 2005	/s/ David Kennedy
David Kennedy
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	U.S. Information Statement of Novelis Inc. (“Novelis”) dated January 18, 2005 relating to the distribution by Alcan Inc. of the common shares of Novelis pursuant to its spin-off of Novelis.